Exhibit 23





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Form S-11 on Form S-8 Registration Statement No. 33-65934 of Taubman Centers, Inc., in Amendment No. 2 to Form S-3 Registration Statement No. 33-73038 of Taubman Centers, Inc., in Amendment No. 1 to Form S-3 Registration Statement No. 33-99636 of Taubman Centers, Inc., in Amendment No. 3 to Form S-3 Registration Statement No. 333-19503 of Taubman Centers, Inc., in Form S-3 Registration Statement No. 333-16781 of Taubman Centers, Inc., and in Amendment No. 1 to Form S-3 Registration Statement No. 333-35433 of Taubman Centers, Inc., of our reports dated February 13, 2001 on the consolidated financial statements and the financial statement schedules of Taubman Centers, Inc., and the combined financial statements and the financial statement schedules of Unconsolidated Joint Ventures of The Taubman Realty Group Limited Partnership appearing in this Annual Report on Form 10-K of Taubman Centers, Inc. for the year ended December 31, 2000.





Deloitte & Touche LLP
Detroit, Michigan
March 26, 2001